UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): February 24, 2004


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                    0-23862                 22-2994719
(State or other jurisdiction    (Commission File Number)   (IRS Employer
  of incorporation)                                        Identification No.)


9350 South 150 East, Suite 700, Sandy, Utah              84070
(Address of principal executive offices)                (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600

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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On February 24, 2004, Fonix Corporation ("Fonix") closed the previously announced acquisition of all of the capital stock of LTEL Holdings Corporation, a Delaware corporation ("LTEL"). LTEL is a holding company that owns all of the issued capital stock of LecStar Telecom, Inc., a Georgia corporation, and LecStar DataNet, Inc., a Georgia corporation (which two subsidiaries may be referred to collectively as "LecStar"). The acquisition of LTEL (the "Acquisition") was consummated pursuant to an Exchange Agreement (the "Exchange Agreement") dated as of February 24, 2004 among Fonix, Fonix Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Fonix ("LTEL Acquisition"), LTEL and the stockholders of LTEL identified therein (the "Sellers"). In connection with the Acquisition, Fonix paid to the Sellers non-cash consideration valued at $33 million. The terms of the Acquisition and the consideration received by the Sellers were the result of arm's-length negotiations between Fonix and the Sellers.

         The consideration paid by Fonix pursuant to the Acquisition was comprised of three components, including the following:

         1. To the Sellers who were holders of LTEL's common stock, Fonix issued a total of 7,036,802 shares of restricted Fonix Class A common stock, which amount was equal to $3,000,000 divided by 90% of the average closing bid price of Fonix's common stock during the 30 trading day period ending on the third trading day prior to the closing;

         2. To certain of the Sellers who were holders of LTEL's Series B Preferred Stock (which was the only other class of capital stock issued and outstanding as of closing) Fonix issued 2,000 shares of Fonix's newly authorized Series H Preferred Stock (the "Series H Preferred"), each share having a stated value of $10,000 per share ($20 million in the aggregate); and

         3. To McCormack Avenue, Ltd. ("McCormack"), a Seller and one of the holders of LTEL's Series B Preferred Stock, Fonix issued a $10 million Secured Promissory Note (the "Note") secured by the stock and assets of LTEL Acquisition, the stock of LTEL, and the stock of LecStar pursuant to a Security Agreement (the "Security Agreement") and a Collateral Pledge Agreement (the "Pledge Agreement"), all dated as of February 24, 2004.

         Also in connection with the Acquisition, Fonix entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Sellers pursuant to which Fonix has agreed to register, within 120 days after the closing, the shares of Fonix restricted common stock issued to the LTEL common stock holders, as well as 4,000,000 additional shares of Fonix common stock issuable, at the option of Fonix, as payment of interest on the Note and as dividends on the Series H Preferred.

         On December 22, 2003, an unaffiliated third party filed a motion in Georgia state trial court seeking a temporary restraining order or other injunction that, if granted, would have attached the capital stock of the LecStar entities, limited the use and expenditure of LecStar's cash to ordinary course operations, enjoined the transfer of cash or other assets of LecStar outside the ordinary course of business, enjoined deposits of LecStar operations outside the ordinary course, made certain officers of LecStar personally subject to the order, and appointed a third party to oversee the implementation of the

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order. The plaintiff in that matter asserts that he has a legal judgment in the amount of $1,015,000 and accrued interest thereon against an entity that he claims to be a predecessor of LTEL as to the LecStar stock and business, and that a transfer of such stock and business in December 2002 was in violation of the Georgia fraudulent transfer statute. The Georgia state trial court denied the motions filed on December 22, 2003. The underlying legal action is still pending, however, and to the extent properly joined in such matter, LTEL and LecStar intend to vigorously defend against the claims asserted in that matter.

         McCormack may be deemed an affiliate, as defined in rules promulgated under the Securities Act of 1933, of Queen LLC, with which Fonix has entered into a Fifth Equity Line of Credit Agreement and similar earlier financing transactions.

         The Exchange Agreement (which is attached hereto as Exhibit 2.1) and certain other agreements entered into in connection with the Acquisition (which are attached hereto as Exhibits 2.2, 2.3, 2.4, 2.5, and 3.1) are incorporated herein by reference. Also attached as Exhibit 99 is a press release issued by Fonix Corporation on February 26, 2004, which announced the closing of the Acquisition.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a) Financial Statements of Business Acquired.

                  The required financial statements will be filed not later than 75 days from the date of the event reported herein.

         (b) Pro Forma Financial Information.

                  The required financial statements will be filed not later than 75 days from the date of the event reported herein.

         (c) Exhibits.

Exhibit Number   Description
--------------   -----------

2.1 Exchange Agreement dated February 24, 2004, by and among Fonix Corporation, LTEL Acquisition Corporation, LTEL Holdings Corporation, the capital stock holders of LTEL identified therein, and McCormack Avenue Ltd.

2.2 Secured Promissory Note dated February 24, 2004 in the principal amount of $10,000,000 made by Fonix Corporation and in favor of McCormack Avenue, Ltd.

2.3 Security Agreement by and between Fonix Corporation and McCormack Avenue Ltd. dated February 24, 2004.

2.4 Collateral Pledge Agreement by and among Fonix Corporation, LTEL Acquisition Corporation, LTEL Holdings Corporation and McCormack Avenue, Ltd.

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2.5              Form of  Registration  Rights  Agreement  by and among Fonix
                 Corporation and the Sellers

3.1 Certificate of Designations of Fonix Series H Preferred Stock as filed with the Delaware Secretary of State on February 24, 2004

99 Press Release issued February 26, 2004, relating to the closing of the Acquisition.

         Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Exchange Agreement identified therein are omitted from this report. The registrant will furnish supplementally to the Commission any schedule or exhibit so omitted.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FONIX CORPORATION
                                  (Registrant)




                                  By: /s/ Thomas A. Murdock
                                     --------------------------------
Date: March 3, 2004                  Thomas A. Murdock
                                     President and CEO



                                  By: /s/ Roger D. Dudley
                                     -------------------------------
                                     Roger D. Dudley
                                     Executive Vice President and
                                     Chief Financial Officer (Principal
                                     Accounting Officer)